UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2019

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	DNKN	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.
(b) and (e)    Effective as of December 1, 2019 (the “Transition Date”), Tony Weisman, Chief Marketing Officer, Dunkin’ U.S., will step down as an employee of Dunkin' Brands Group, Inc. and its subsidiaries (the “Company”) pursuant to a separation agreement dated October 11, 2019. Under that agreement, Mr. Weisman will continue to receive his base salary and benefits through the Transition Date. The Company will pay Mr. Weisman, as severance, his current base salary for a period of up to twelve (12) months following the Transition Date, in accordance with the offer letter between Mr. Weisman and the Company dated August 6, 2017. In addition, Mr. Weisman will receive a lump sum cash payment in the amount of $250,000 within fifteen days of the Transition Date, and Mr. Weisman will receive a one-time payment equal to a pro-rated portion of his 2019 annual management incentive plan (the “Annual Plan”) award based on the Company’s achievement of the performance targets established under the Annual Plan. In consideration of the additional severance benefits described above, Mr. Weisman and the Company agreed to additional customary covenants and releases.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Dunkin' Brands Group, Inc. dated October 15, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ W. David Mann
W. David Mann
Chief Legal Officer & Corporate Secretary
Date: October 15, 2019